As filed with the Securities and Exchange Commission on January 5, 1996.
                                                    Registration  No. 33-_______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                              ---------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                               IMCO RECYCLING INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                75-2008280
(State or other  of jurisdiction               (I.R.S. Employer
 incorporation or organization)              Identification Number)


                      5215 NORTH O'CONNOR BLVD., SUITE 940
                        CENTRAL TOWER AT WILLIAMS SQUARE
                              IRVING, TEXAS  75039
                                 (214) 869-6575
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------

                   IMCO RECYCLING INC. 1992 STOCK OPTION PLAN
                         (AS AMENDED DECEMBER 15, 1994)
                              (Full Title of Plan)

                                 PAUL V. DUFOUR
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               IMCO RECYCLING INC.
                      5215 NORTH O'CONNOR BLVD., SUITE 940
                        CENTRAL TOWER AT WILLIAMS SQUARE
                              IRVING, TEXAS  75039
                                 (214) 869-6575
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 WITH COPIES TO:
                            HAYNES AND BOONE, L.L.P.
                           1000 LOUISIANA, SUITE 4300
                              HOUSTON, TEXAS  77002
                            ATTN:  MARC H. FOLLADORI
                                 (713) 547-2000

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                             Proposed
       Title of                              Maximum        Proposed Maximum
   Securities to be      Amount to be      Offering Price   Aggregate Offering       Amount of
      Registered       Registered(1)(2)     Per Share(2)         Price(2)        Registration Fee
--------------------------------------------------------------------------------------------------
Common Stock, par
value $0.10 per share  550,000 shares        $23.8125          $13,096,875           $2,619.40
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan.

(2) The 550,000 shares registered hereby represent additional shares issuable pursuant to the Company's 1992 Stock Option Plan. With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 on the basis of the average high and low sale prices for the Company's Common Stock on January 3, 1996, as reported on the New York Stock Exchange composite tape ($23.81 per share).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     IMCO Recycling Inc. (the "Company") hereby incorporates by reference the Company's Registration Statement on Form S-8 (Registration No. 33-76780) filed with the Securities and Exchange Commission (the "Commission") on March 23, 1994 (the "1994 Form S-8"). The Company also incorporates by reference the description of its Common Stock, $0.10 par value per share, contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 27, 1991.

                   IMCO RECYCLING INC. 1992 STOCK OPTION PLAN
                        (As Amended December 15, 1994)

     By means of the 1994 Form S-8, the Company registered 600,000 shares of Common Stock pursuant to its 1992 Stock Option Plan (the "1992 Plan").
This Registration Statement registers an additional 550,000 shares of Common Stock issuable pursuant to the 1992 Plan, as authorized by the Company's stockholders at the Company's Annual Meeting of Stockholders held on May 12, 1995.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on December 31, 1995.

                                   IMCO RECYCLING INC.


                                   By:         /S/ PAUL V. DUFOUR
                                      ----------------------------------------
                                                  Paul V. Dufour
                                            Executive Vice President -
                                            Finance and Administration
                                            and Chief Financial Officer
                                           (Principal Financial Officer)

                                POWER OF ATTORNEY

     Each of the undersigned hereby appoints Don V. Ingram, Frank H. Romanelli and Paul V. Dufour and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 31, 1995.

          SIGNATURE                            TITLE
          ---------                            -----

     /S/ DON V. INGRAM          Director, Chairman of the Board of Directors
------------------------------
       Don V. Ingram


   /S/ FRANK H. ROMANELLI       Director, President and Chief Executive Officer
------------------------------  (Principal Executive Officer)
     Frank H. Romanelli


    /S/ PAUL V. DUFOUR          Executive Vice President - Finance and
------------------------------  Administration and Chief Financial Officer
      Paul V. Dufour            (Principal Financial Officer)


   /S/ ROBERT R. HOLIAN         Vice President and Controller (Principal
------------------------------  Accounting Officer)
     Robert R. Holian


  /S/ JACK M. BRUNDRETT         Director
------------------------------
    Jack M. Brundrett


  /S/ JOHN J. FLEMING           Director
------------------------------
    John J. Fleming


  /S/ RICHARD HANSELMAN         Director
------------------------------
    Richard Hanselman

  /S/ RALPH L. CHEEK            Director
------------------------------
    Ralph L. Cheek

   /S/ DON NAVARRO              Director
------------------------------
     Don Navarro

  /S/ JACK C. PAGE              Director
------------------------------
    Jack C. Page

 /S/ THOMAS A. JAMES            Director
------------------------------
   Thomas A. James

                                INDEX TO EXHIBITS

EXHIBIT    DESCRIPTION
-------    -----------
  4.1 Specimen certificate for shares of the Company's common stock, par value $0.10 per share. Exhibit 4.1 to the Company's Registration Statement on Form S-2 (No. 33-48571) is incorporated herein by reference.

  4.2       The Company's 1992 Stock Option Plan (As Amended December 15, 1994).

  5.1       Opinion of Haynes and Boone, L.L.P.

 23.1       Consent of Ernst & Young LLP

 23.2 Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion).

 24.1       Power of Attorney (included on the signature page hereto).